EXHIBIT 23.2



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                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     I  consent  to the  use in the  Registration  Statement  of  RD&G  Holdings
Corporation on Form S-1/A3 of my Report of Independent Registered Public Accounting Firm, dated June 20, 2013 on the balance sheets of RD&G Holdings Corporation as at December 31, 2011 and 2012, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

                                                RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 7, 2014                                 /s/Ronald R. Chadwick, P.C.
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